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                                                                    Exhibit 5.1


                         [LATHAM & WATKINS LETTERHEAD]




                                January 23, 1997


Shop Vac Corporation
2323 Reach Road
Williamsport, Pennsylvania 17701

                Re: Registration No. 333-16453; $100,000,000 Aggregate Principal
                    Amount of 10 5/8% Senior Secured Notes


Ladies and Gentlemen:

        In connection with the registration of $100,000,000 in aggregate principal amount of 10 5/8% Senior Secured Notes due 2003 (the "Securities") by Shop Vac Corporation, a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 20, 1996 (File No. 333-16543), as amended by Amendment No. 1 filed with the Commission on January 9, 1997, as amended by Amendment No. 2 filed with the Commission on January 23, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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Shop Vac Corporation
January 23, 1997
Page 2


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New Jersey, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state.

        Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Securities have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinion rendered above relating to the enforceability of the Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture.

        To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,



                                        /s/ Latham & Watkins